UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2009 (October 21, 2009)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3801 Old Greenwood Road
Fort Smith, Arkansas	72903
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (479) 785-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On October 21, 2009, Arkansas Best Corporation (“the Company”) issued a press release announcing that Robert A. Davidson, the current President and Chief Executive Officer of the Company has announced his retirement effective on December 31, 2009. Mr. Davidson is also resigning from the Company’s Board of Directors, effective on December 31, 2009. Judy R. McReynolds, the Company’s current Senior Vice President, Chief Financial Officer and Treasurer will become the Company’s President and Chief Executive Officer on January 1, 2010. In addition, Ms. McReynolds was named to the Company’s Board of Directors, effective January 1, 2010.
Ms. McReynolds, who is 47 years old, has served in her current position since February 1, 2006. From January 2000 to January 2006, Ms. McReynolds was the Company’s Vice President-Controller. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as a Director of Corporate Accounting in June 1997.
A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.
99.1	Press release of Arkansas Best Corporation dated October 21, 2009, regarding the announcement of the December 31, 2009 retirement of President and Chief Executive Officer Robert A. Davidson and the January 1, 2010 promotion of Judy R. McReynolds to President and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: October 22, 2009	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary